UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2018

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2018, Limelight Networks, Inc. (the “Company”) entered into an underwriting agreement by and among the Company and certain investment funds affiliated with The Goldman Sachs Group. Inc. (such investment funds collectively, the “Selling Stockholders”), on the one hand, and B. Riley FBR, Inc. (the “underwriter”), on the other hand. Pursuant to the underwriting agreement, the Selling Stockholders agreed to sell 15,272,493 shares of the Company’s common stock, par value $0.001 per share, to the underwriter for resale to the public (the “Offering”). The shares were offered to the public at a price of $3.97 per share, and the underwriter purchased the shares from the Selling Stockholders at a price of $3.80 per share. The Company will not receive any of the proceeds from the Offering. The closing of the Offering is expected to occur on March 6, 2018.

The underwriting agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter may be required to make because of any of those liabilities.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-222900), as amended, which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 26, 2018, a related prospectus dated February 26, 2018 and included as part of that registration statement, and a prospectus supplement dated March 1, 2018 and filed with the Commission pursuant to Rule 424(b) under the Securities Act.

The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

The Company has agreed to repurchase 1,000,000 shares of its common stock directly from the underwriter concurrently with the closing of the Offering. The share repurchase will be effected at a price per share equal to the price per share being paid by the underwriter to the Selling Stockholders in the Offering. The Company expects to use cash on hand to fund the share repurchase. The closing of the share repurchase is contingent on the closing of the Offering and is expected to occur on March 6, 2018.

The foregoing description of the underwriting agreement is qualified in its entirety by reference to such underwriting agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01	Other Events.

On March 1, 2018 the Company issued a press release announcing the commencement of the Offering. On March 2, 2018, the Company issued a press release announcing that it had priced the Offering. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 1, 2018, by and among Limelight Networks, Inc. and the Selling Stockholders identified therein, on the one hand, and B. Riley FBR, Inc., on the other hand.

99.1	Press Release dated March 1, 2018.

99.2	Press Release dated March 2, 2018.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 1, 2018, by and among Limelight Networks, Inc. and the Selling Stockholders identified therein, on the one hand, and B. Riley FBR, Inc., on the other hand.

99.1	Press Release dated March 1, 2018.

99.2	Press Release dated March 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: March 5, 2018	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary